UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2012

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54372	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement for the Cactus Distribution Centers

On April 6, 2012, IIT Acquisitions LLC, a wholly-owned subsidiary of Industrial Income Trust Inc. (the “Company”), entered into a definitive Real Estate Sales Contract and Escrow Instructions with K.T. Riverside I LLC and K.T. Riverside, LLC (together, the “Seller”) to acquire a 100% fee interest in two industrial buildings aggregating approximately 1.6 million square feet on 96.4 acres. The buildings are located in Phoenix, Arizona (together referred to as the “Cactus Distribution Centers”). The Seller is not affiliated with the Company or its affiliates. The Cactus Distribution Centers are approximately 100% leased to two tenants with an average remaining lease term (based on square feet) of 8.1 years. Upon consummation of the acquisition, the lease agreements are expected to be assigned to and assumed by the Company, through its wholly-owned subsidiary. In general, the tenants will be responsible for paying directly or reimbursing the landlord for the real estate taxes, insurance, and repair and maintenance costs of their respective properties.

The total aggregate purchase price is expected to be approximately $131.7 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. In connection with the execution of the purchase agreement, the Company deposited $2.5 million into an escrow account. Pursuant to the terms of the third amended and restated advisory agreement, dated as of February 21, 2012 (the “Advisory Agreement”), by and among the Company, Industrial Income Operating Partnership LP, and Industrial Income Advisors LLC (the “Advisor”), the Company expects to pay an acquisition fee to the Advisor equal to 1% of the purchase price of this transaction. The Company plans to fund the acquisition using proceeds from the Company’s public offering and debt financing. The Company has not yet received financing commitments for this acquisition and there can be no assurances that the Company will be able to secure debt financing.

The acquisition of the Cactus Distribution Centers is expected to close during the second quarter of 2012. There is no assurance that the Company will be able to purchase the Cactus Distribution Centers on the terms set forth herein or at all. The consummation of the acquisition is subject to the Company’s completion of due diligence and various closing conditions to be met by the parties. If the Company does not close on the acquisition, there are circumstances under which it may forfeit the deposit it has funded.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Real Estate Sales Contract and Escrow Instructions, dated April 6, 2012, by and between IIT Acquisitions LLC and K.T. Riverside I LLC and K.T. Riverside, LLC.

Forward Looking Statement

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the potential acquisition of the Cactus Distribution Centers) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the Company’s ability to secure debt financing and complete an acquisition under contract, and those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or our investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

April 10, 2012	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

10.1	Real Estate Sales Contract and Escrow Instructions, dated April 6, 2012, by and between IIT Acquisitions LLC and K.T. Riverside I LLC and K.T. Riverside, LLC.